UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.             Submission of Matters to a Vote of Security Holders

(a) On June 26, 2018, OvaScience, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). Of the 35,758,907 shares of common stock issued and outstanding and eligible to vote as of the record date of April 27, 2018, a quorum of 28,541,695 shares, or 79.82% of the outstanding shares, were present in person or by proxy.

(b) The following actions were taken at the Annual Meeting:

1.  The following nominees were reelected to serve on the Company’s board of directors as Class III directors until the Company’s 2021 annual meeting of stockholders, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Christopher Kroeger, M.D., M.B.A.	13,599,377	1,083,625	13,858,693
Jeffrey D. Capello	12,762,856	1,920,146	13,858,693

2.  The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,752,093	336,459	1,453,143	0

3.  The compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting, was approved on an advisory basis, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,629,714	1,586,085	467,203	13,858,693

4.  The adoption of the 2018 Non-Employee Director Compensation Policy was approved, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,250,924	659,309	451,653	15,179,809

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2018	OVASCIENCE, INC.

	By:	/s/ Christopher Kroeger
Christopher Kroeger
Chief Executive Officer